UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 29, 2017

ALLIANCEBERNSTEIN HOLDING L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-09818	13-3434400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 29, 2017, AllianceBernstein L.P. (“AB”) renewed an unsecured 364-day senior revolving credit facility in a principal amount of up to $200 million with Sanford C. Bernstein & Co., LLC (a wholly-owned subsidiary of AB, “SCB” and, together with AB, the “Borrowers”), as an additional Borrower, the Industrial and Commercial Bank of China, as Administrative Agent, and the other lending institutions that may be party thereto (the “Credit Facility”).

The Credit Facility will continue to be available for the Borrowers’ business purposes, including the provision of additional liquidity to meet funding requirements primarily related to SCB’s operations. Both AB and SCB can draw directly under the Credit Facility and management expects to draw on the Credit Facility from time to time.

The Credit Facility contains affirmative, negative and financial covenants, which are customary for facilities of this type, including, among other things, restrictions on dispositions of assets, restrictions on liens, a minimum interest coverage ratio and a maximum leverage ratio. The Credit Facility also includes customary events of default (with customary grace periods, as applicable), including provisions under which, upon the occurrence of an event of default, all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated. Also under such provisions, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Facility would automatically become immediately due and payable, and the lenders’ commitments would automatically terminate.

The foregoing does not constitute a complete summary of the terms of the Credit Facility and reference is made to the complete text of the credit agreement, as amended. See Exhibits 10.01 and 10.02 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

10.01    Credit Agreement, dated as of December 1, 2016 (incorporated by reference to Exhibit 10.01 to Form 8-K, as filed December 5, 2016).

10.02 Amendment No. 1, dated as of November 29, 2017, to the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN HOLDING L.P.
Dated: December 4, 2017	By:	/s/ David M. Lesser
David M. Lesser Corporate Secretary

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